PRESS RELEASE

                                                                        Contact:
                                                        Harvey Wm. Glasser, M.D.
                                                                        Chairman
                                                               Wm. Samuel Veazey
                                                         Chief Financial Officer
                                                                    Cambio, Inc.
                                                                    510 420-0900



FOR IMMEDIATE RELEASE


                           MEADOWBROOK ANNOUNCES NAME
                             CHANGE TO CAMBIO, INC.

                            New Nasdaq Symbol -- CAMB


     EMERYVILLE, CALIF. -- October 19, 1998 -- Meadowbrook Rehabilitation Group, Inc., today announced that effective on Tuesday, October 20, 1998, the Company's name will be changed to Cambio, Inc. The name change will be effected by merging its wholly owned subsidiary, Cambio Acquisition Corporation into Meadowbrook, and simultaneously changing its name to Cambio, Inc. The Nasdaq symbol will change to CAMB; its new CUSIP number will be 13200N 10 0. The name change will serve to better reflect the development plans, current business model, and future objectives of the organization. Cambio is a supplier of software and professional services for operations support systems (OSS) of telecommunications industries, and for general enterprise networks.

     Cambio is headquartered in Dallas, Texas, with finance and accounting offices in Emeryville, California. The Company also maintains sales, research, and development offices domestically in El Paso, Texas, and Parsippany, New Jersey, and internationally in Egypt and the United Kingdom.

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